Exhibit 99

5929 Baker Road, Suite 475	Phone: 952.564.3500
Minneapolis, MN 55345	Fax: 952.974.7887

Wireless Ronin Reports First Quarter 2013 Results

MINNEAPOLIS – May 9, 2013 – Wireless Ronin Technologies, Inc. (NASDAQ: RNIN), a leading digital marketing technologies solutions provider, today reported financial results for the first quarter ended March 31, 2013.

Q1 2013 Financial Highlights

•	Recurring revenue percentage reached a record 35% of total revenue, up from 26% in the same year-ago quarter

•	Gross margin percentage remained strong at 53% of total revenue

•	Cash used in operating activities was $563,000, down significantly from $1.3 million in Q1 2012

•	Completed a $1.56 million registered direct offering

Q1 2013 Operational Highlights

•	Released RoninCast® 4.0 software, designed to increase functionality and improve the customer experience while reducing installation and operation costs

•	Selected by an international food service provider with more than 2,000 locations to deploy digital signage solutions to new franchise locations

•	Aligned RoninCast 4.0 software with Samsung’s new open source digital signage platform to transform how businesses can engage their customers and increase sales without the cost, complication and limitations of traditional digital signage

•	Partnered with Custom Channels, a leading business music service provider, to offer a new, customized digital music solution that integrates with RoninCast software

•	Installed a fully automated digital menu system at Boston University’s new 120,000 square foot main dining facility

•	Deployed interactive touch order systems and digital menu boards at Villanova University

•	Kohler Co. deployed RoninCast software to manage branded video wall content at its corporate-owned design centers

Recent Operational Highlights

•	Entered into an exclusive licensing and services agreement with Delphi Display Systems, a leading manufacturer of outdoor LCD-based display systems for digital signage, to provide integrated technology solutions to the QSR and “pump topper” gas station markets. In consideration for the exclusive license, Delphi will pay Wireless Ronin a minimum of $2.0 million over five years, $750,000 of which was paid in April 2013.

Q1 2013 Financial Results

Revenue in the first quarter of 2013 was $1.4 million as compared to $1.8 million in the same year-ago quarter. The decrease was primarily due to reduced Chrysler development and content orders associated with iShowroom.

Recurring revenue in the first quarter of 2013 from the company’s hosting and support services was $495,000 or 35% of total revenue compared to $466,000 or 26% of total revenue in the same year-ago quarter. The increase was driven by a continued expansion of support services through the company’s network operations center.

Gross margin in the first quarter of 2013 was $746,000 or 53% of total revenue compared to $949,000 or 54% of total revenue in the same year-ago quarter. The one point decrease in gross margin percentage was primarily due to lower hardware margins in Q1 2013.

Net loss in the first quarter of 2013 totaled $1.4 million or $(0.27) per basic and diluted share, an improvement from a net loss of $1.8 million or $(0.40) per basic and diluted share in Q1 2012. The year-over-year improvement in net loss was primarily due to decreased operating expenses and effective cost management.

Non-GAAP operating loss in the first quarter of 2013 totaled $1.2 million or $(0.23) per basic and diluted share, an improvement from a non-GAAP operating loss of $1.4 million or $(0.31) per basic and diluted share in Q1 2012. The company defines non-GAAP operating loss as GAAP operating loss less stock-based compensation, depreciation and amortization and severance and other one-time charges (see further discussion of this non-GAAP term as well as a reconciliation to GAAP operating loss, below).

At March 31, 2013, cash and cash equivalents totaled $3.1 million, compared to $2.3 million at end of the prior quarter. The increase was due to the $1.4 million of net proceeds from the company’s registered direct offering completed in March 2013.

Management Commentary

“During the first quarter, we focused on building recurring revenue and worked to enhance and broaden our digital marketing technology offerings,” said Scott Koller, president and CEO of Wireless Ronin. “Along those lines, we released our fourth generation of RoninCast software, designed to increase functionality and improve the customer experience while reducing installation and operation costs.

“RoninCast 4.0 software aligns perfectly with Samsung’s new open source digital signage platform, providing significant advantages for the end user, including lowering costs, simplifying installation, improving uptime, and ultimately improving the ROI for our customers. The combined offering dramatically simplifies deployment and ongoing management, breaking down barriers and opening the field to a much larger universe of potential users.

“Last month, we entered into an exclusive license and service agreement with Delphi Display Systems, a leading manufacturer of outdoor LCD-based display systems, to provide integrated technology solutions to the QSR market. Delphi will pay us a minimum of $2.0 million over five years, of which we received $750,000 in Q2 2013. Delphi will leverage its sales and marketing expertise to license our RoninCast software to its 30,000 customers in the QSR market, enabling us to focus our resources on our growing pipeline of opportunities in the automotive, retail and food service markets. We believe this arrangement will be truly transformative for Wireless Ronin by extending the sales reach for RoninCast software, while potentially increasing our stream of recurring hosting and maintenance revenues.

“Altogether, these developments have set the stage for a productive second quarter. We now provide industry-leading technology and have world class relationships to capitalize on our growing pipeline and the tremendous industry opportunities.”

Conference Call

The company will hold a conference call today (May 9, 2013) to discuss these results. The company’s president and CEO, Scott Koller, and SVP and CFO, Darin McAreavey, will host the call starting at 4:30 p.m. Eastern time (3:30 p.m. Central time). A question and answer session will follow management’s presentation.

To participate in the call, dial the appropriate number 5-10 minutes prior to the start time, ask for the Wireless Ronin conference call and provide the conference ID:

Dial-In Number: 1-877-941-1427

International: 1-480-629-9664

Conference ID#: 4613395

The presentation will be webcast live and available for replay via the Investors section of the company’s website at www.wirelessronin.com. Please go to the website at least 15 minutes early to register, download, and install any necessary audio software. If you have any difficulty connecting with the conference call or webcast, please contact Liolios Group at 1-949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through June 9, 2013.

Toll-Free Replay Number: 1-877-870-5176

International Replay Number: 1-858-384-5517

Replay PIN: 4613395

About Wireless Ronin Technologies, Inc.

Wireless Ronin Technologies, Inc. (WRT) (NASDAQ:RNIN) (www.wirelessronin.com) is a marketing technologies company with leading expertise in current and emerging digital media solutions including signage, interactive kiosks, mobile, social media and web, that enable clients to transform how they engage their customers. WRT provides marketing technology solutions and services to clients, helping increase revenue and improve operating efficiencies to execute marketing initiatives. Since launching RoninCast® digital signage software in 2003, WRT has led the digital signage industry by bringing leading edge technology, services and support to its clients. WRT offers an array of services to support its clients’ marketing technology needs including consulting, creative development, project management, installation, training, and support and hosting. The company’s common stock trades on the NASDAQ Capital Market under the symbol “RNIN.” Follow the company on Twitter (http://twitter.com/wirelessronin) and Pinterest (http://pinterest.com/rnin/) and “like us” on Facebook (www.facebook.com/WirelessRonin) under Wireless Ronin.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP operating loss and non-GAAP operating loss per common share. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Non-GAAP operating loss and non-GAAP operating loss per share. We define non-GAAP operating loss as the GAAP operating loss less stock-based compensation expense, depreciation and amortization, and severance and other one-time charges. We define non-GAAP operating loss per share as non-GAAP operating loss divided by the weighted average basic and diluted shares outstanding. Our management utilizes a number of different financial measures, both GAAP and non-GAAP, in making operating decisions, in forecasting and planning, and in analyzing and assessing our company’s overall performance. Our annual financial plan is prepared and reviewed both on a GAAP and non-GAAP basis. We budget and forecast for revenue and expenses on GAAP and non-GAAP bases, and assess actual results on GAAP and non-GAAP bases against our annual financial plan. Our board of directors and management utilize these financial measures (both GAAP and non-GAAP) to determine our allocation of resources. In addition, and as a consequence of the importance of these non-GAAP financial measures in managing our business, we use non-GAAP financial measures in the evaluation process to establish management compensation. For example, our senior management’s bonus program is partially based upon the achievement of non-GAAP operating income (loss). Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding the items mentioned above. We consider the use of non-GAAP operating loss per share helpful in assessing the ongoing performance of the continuing operations of our business, as it excludes recurring non-cash items and non-recurring one-time charges. Our rationale for the items we omit from our non-GAAP measures is as follows:

Stock-based compensation. We exclude non-cash stock-based compensation expense because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC 718-10. Stock-based compensation expense is a recurring expense for our company and is expected to be in the future as we have a history of granting stock options and other equity instruments as a means of incentivizing and rewarding our employees.

Depreciation and amortization expense. Depreciation and amortization are non-cash charges that are impacted by our accounting methods and book value of assets. By excluding these non-cash charges, our management, together with our investors, are provided with supplemental metrics to evaluate cash earnings, distinguishing the impact of our performance on earnings from the impact of our performance on cash. Management believes that the review of these supplemental metrics in conjunction with other GAAP metrics, such as capital expenditures, is useful for management and investors in understanding our business. Depreciation is a recurring expense for our company and is expected to continue to be in the future as we continue to make further investments in our infrastructure through the acquisition of property, plant and equipment. Due to the exclusion of these non-cash items, investors should not use this metric as a measure of evaluating our liquidity. Instead, to evaluate our liquidity, investors should refer to the Consolidated Statements of Cash Flow and the Liquidity and Capital Resources section contained within Management’s Discussion and Analysis in our most recently filed periodic reports.

Severance and other one-time charges. We exclude severance and other one-time charges that are the result of other, unplanned events as one means of measuring operating performance. Included in these expenses are items such as severance costs associated with the termination of employees as part of an unplanned restructuring, a non-acquisition-related restructuring and other charges. Because these events are unplanned and arise outside the ordinary course of continuing operations, by providing this information, we believe our management and our investors may more fully understand the financial results of what we consider to be organic continuing operations.

There are a number of limitations related to the use of non-GAAP operating loss and non-GAAP operating loss per share versus operating income and loss per share calculated in accordance with GAAP. First, these non-GAAP financial measures exclude stock-based compensation and depreciation expenses that are recurring. Both stock-based expenses and depreciation have been, and will continue to be for the foreseeable future, a significant recurring expense with an impact upon our company notwithstanding the lack of immediate impact upon cash. Second, stock-based awards are an important part of our employees’ compensation and impact their performance. Third, there is no assurance we will avoid further personnel changes and, therefore, may recognize additional severance and other one-time charges associated with a future restructuring. Fourth, there is no assurance the components of the costs that we exclude in our calculation of non-GAAP operating loss do not differ from the components that our peer companies exclude when they report their results of operations. Our management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their most directly comparable financial measures calculated in accordance with GAAP. The accompanying tables have more details on these non-GAAP financial measures, including reconciliations between these financial measures and their most directly comparable GAAP equivalents.

WIRELESS RONIN TECHOLOGIES, INC.

2013 SUPPLEMENTARY QUARTERLY FINANCIAL DATA

(In thousands, except percentages and per share amounts)

(Unaudited)

Supplementary Data
	2012					2013

Statement of Operations	Q1	Q2	Q3	Q4	TOTAL	Q1
Sales	$ 1,773	$ 1,557	$ 1,769	$ 1,605	$ 6,704	$ 1,407
Cost of sales – exclusive of depreciation and amortization	824	612	873	720	3,029	661
Operating expenses	2,773	2,151	2,075	2,075	9,074	2,151
Interest expense	5	1	1	1	8	7
Other income, net	(1)	0	0	0	(1)	0

Net loss	$ (1,828)	$ (1,207)	$ (1,180)	$ (1,191)	$ (5,406)	$ (1,412)

Share based payment expense (included in operating expenses & interest expense)	349	132	111	84	676	169
Weighted average shares	4,603	4,626	4,685	4,992	4,732	5,240

Reconciliation Between GAAP and Non-GAAP Operating Loss

GAAP operating loss	$ (1,824)	$ (1,206)	$ (1,179)	$ (1,190)	$ (5,399)	$ (1,405)

Adjustments:
Depreciation and amortization	80	75	68	63	286	61
Stock-based compensation expense	161	132	111	80	484	159
Severance	137	—	—	—	137	—

Total operating expense adjustment	378	207	179	143	907	220

Non-GAAP operating loss	$ (1,446)	$ (999)	$ (1,000)	$ (1,047)	$ (4,492)	$ (1,185)

Non-GAAP operating loss per common share	$ (0.31)	$ (0.22)	$ (0.21)	$ (0.21)	$ (0.95)	$ (0.23)

Forward-Looking Statements

This release contains certain forward-looking statements of expected future developments, as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect management’s expectations regarding continued operating improvement and other matters and are based on currently available data; however, actual results are subject to future risks and uncertainties, which could materially affect actual performance. Risks and uncertainties that could affect such performance include, but are not limited to, the following: the adequacy of funds for future operations; estimates of future expenses, revenue and profitability; the pace at which the company completes installations and recognizes revenue; trends affecting financial condition and results of operations; ability to convert proposals into customer orders; the ability of customers to pay for products and services; the revenue recognition impact of changing customer requirements; customer cancellations; the availability and terms of additional capital; ability to develop new products; dependence on key suppliers, manufacturers and strategic partners; industry trends and the competitive environment; the impact of the company’s financial condition upon customer and prospective customer relationships, and the impact of losing one or more senior executives or failing to attract additional key personnel. These and other risk factors are discussed in detail in the cautionary statement set forth in the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2013.

Company Contact:

Darin P. McAreavey

Senior Vice President and Chief Financial Officer

dmcareavey@wirelessronin.com

952-564-3525

Investor Relations Contact:

Matt Glover or Michael Koehler

Liolios Group, Inc.

RNIN@liolios.com

949-574-3860

WIRELESS RONIN TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share information)

	March 31, 2013	December 31, 2012

	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$ 3,060	$ 2,252
Accounts receivable, net of allowance of $64 and $49	891	1,358
Inventories	107	158
Prepaid expenses and other current assets	148	111

Total current assets	4,206	3,879
Property and equipment, net	372	415
Restricted cash	50	50
Other assets	20	20

TOTAL ASSETS	$ 4,648	$ 4,364

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES	$ 400	$ 400
Line of credit – bank	570	584
Accounts payable	668	596
Deferred revenue	607	527

Accrued liabilities	2,245	2,107

Total current liabilities

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Capital stock, $0.01 par value, 26,667 shares authorized
Preferred stock, 16,667 shares authorized, no shares issued and outstanding as of March 31, 2013 and December 31, 2011	—	—
Common stock, 10,000 shares authorized; 5,886 and 5,004 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	59	50
Additional paid-in capital	98,677	97,128
Accumulated deficit	(95,834)	(94,422)
Accumulated other comprehensive loss	(499)	(499)

Total shareholders’ equity	2,403	2,257

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$ 4,648	$ 4,364

WIRELESS RONIN TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended March 31,

	2013	2012

	(unaudited)	(unaudited)
Sales
Hardware	$ 292	$ 338
Software	74	102
Services and other	1,041	1,333

Total sales	1,407	1,773
Cost of sales
Hardware	192	189
Software	8	31
Services and other	461	604

Total cost of sales (exclusive of depreciation and amortization shown separately below)	661	824

Gross profit	746	949
Operating expenses:
Sales and marketing expenses	362	458
Research and development expenses	318	559
General and administrative expenses	1,410	1,676
Depreciation and amortization expense	61	80

Total operating expenses	2,151	2,773

Operating loss	(1,405)	(1,824)
Other income (expenses)
Interest expense	(7)	(5)
Interest income	—	1

Total other expense	(7)	(4)

Net loss	$ (1,412)	$ (1,828)

Basic and diluted loss per common share	$ (0.27)	$ (0.40)

Basic and diluted weighted average shares outstanding	5,240	4,603